Exhibit 99.1

Granite City Reports 26.4% Increase in Revenue in Second Quarter 2012

Cadillac Ranch and New Granite City Location Continue to Spur Sales Growth

MINNEAPOLIS August 6, 2012 — Granite City Food & Brewery Ltd. (NASDAQ: GCFB), a casual dining restaurant group, today reported results for the second quarter ended June 26, 2012.

Highlights were as follows:

•                  Total restaurant sales increased 26.4% to $30.4 million for the second quarter of 2012 from $24.0 million in the second quarter of 2011

•                  Total restaurant sales increased 25.1% to $59.0 million for the first half of 2012 from $47.1 million in the first half of 2011

•                  Same store sales (SSS) increased 1.5% and 1.7% in the second quarter and first half of 2012 over the comparable periods of 2011, respectively

•                  Restaurant-level Income Before Occupancy (“IBO”) increased $1.8 million and $3.7 million in the second quarter and first half of 2012 over the comparable periods of 2011, respectively.

•                  Company recorded approximately $1.9 million and $3.5 million in Adjusted EBITDA in second quarter and first half of 2012, respectively

•                  Restaurant guest counts at our comparable restaurants increased 1.6% and 2.6% in the second quarter and first half of 2012 over comparable periods in 2011, respectively

“It’s been a busy and exciting first half of the year.  We are very pleased with our continued restaurant growth and our related financial performance,” said Robert Doran, Chief Executive Officer of Granite City.  “The company continues to smoothly integrate Cadillac Ranch, and in May, we were happy to close on the Cadillac Ranch restaurant in Pittsburgh.  That restaurant is performing above expectations at this point in time.

“During the quarter, we also opened our new Granite City Food & Brewery prototype in Troy, Michigan.  So far the restaurant has exceeded our expectations and is operating at the highest sales level of any restaurant in the Granite City portfolio.  The redesigned bar space has helped drive a higher liquor mix than our average Granite City restaurant and has increased the enthusiasm throughout the building.  We look forward additional openings of this prototype in Franklin, TN and Indianapolis, IN.

“Lastly, we are pleased to have completed a common stock financing with CDP in June 2012 which resulted in gross proceeds of $6.5 million.  This additional capital will afford us the opportunity to accelerate the growth of the company.”

Second Quarter 2012 Financial Results

Total revenue for second quarter 2012 increased by 26.4% to $30.4 million compared to $24.0 million for the second quarter of 2011.  The five Cadillac Ranch restaurants acquired in November and December of 2011 and the one Cadillac Ranch restaurant acquired in May 2012 accounted for approximately $5.0 million of the $6.4 million increase in sales.  Total cost of sales before occupancy was $22.7 million in the second quarter of 2012 or 74.8% of revenue compared to prior year second quarter cost of sales before occupancy of $18.2 million or 75.8% of revenue.

General and administrative expenses were $2.4 million or 7.8% of revenue for the second quarter of 2012 compared to $1.9 million or 8.1% of revenue for the second quarter of 2011.  With the addition of several key members of management in connection with our May 2011 transaction with CDP and with our Cadillac Ranch acquisitions, we expect general and administrative expenses to run at this higher rate in future months.  We believe that the benefit of restaurant, menu and food upgrades and future restaurant unit growth will help to reduce general and administrative expenses as a percentage of revenue.  We will monitor these expenses closely and expect to make adjustments as needed.

The net loss for the second quarter of 2012 was $1.0 million compared to a net loss of $0.4 million in the second quarter of 2011. Additional depreciation due to the purchase of Cadillac Ranch assets, expenses related to pre-opening costs, and costs related to the Cadillac Ranch asset acquisitions totaled approximately $235 thousand, thus affecting our net income in the second quarter of 2012.  Net loss per share available to common shareholders was $(0.25) and $(1.20) for the second quarters of 2012 and 2011, respectively.  Net loss per share available to common shareholders in the second quarter of 2012 included $(0.04) attributable to a declared dividend.  There was a weighted average of 4.9 million and 5.8 million shares of common stock outstanding in the second quarters of 2012 and 2011, respectively.

First Half 2012 Financial Results

Total revenue for the first half of 2012 increased by 25.1% to $59.0 million compared to $47.1 million for the first half of 2011.  The acquired Cadillac Ranch restaurants accounted for approximately $10.0 million of the $11.9 million increase in sales.  Total cost of sales before occupancy was $44.0 million in the first half of 2012 or 74.6% of revenue compared to cost of sales before occupancy in the first half of 2011 of $35.8 million or 76.0% of revenue.

General and administrative expenses were $4.9 million or 8.3% of revenue for the first half of 2012 compared to $3.8 million or 8.0% of revenue for the first half of 2011.

The net loss for the first half of 2012 was $2.2 million compared to a net loss of $0.5 million in the first half of 2011. Additional depreciation due to the purchase of Cadillac Ranch assets, expenses related to pre-opening costs, and costs related to the Cadillac Ranch asset acquisitions totaled approximately $1.2 million, thus affecting our net income in the first half of 2012.  Net loss per share available to common shareholders was $(0.55) and $(1.07) for the first half of 2012 and 2011, respectively.  Net loss per share available to common shareholders in the first half of 2012 included $(0.08) attributable to a declared dividend.  There was a weighted average of 4.8 million and 6.6 million shares of common stock outstanding in the first half of 2012 and 2011, respectively.

Outlook

Guidance for fiscal year 2012 is as follows:

•                  Net sales are anticipated to be between $115 million and $125 million.

•                  Adjusted EBITDA is expected to be between $7 million and $8 million. As the reconciliation table below indicates, we derive EBITDA by adding back the following items to operating loss:  net interest expense, non cash compensation, disposal and exit activities and any related gain or (loss), depreciation and amortization, pre-opening costs and any provision for income taxes.  Due to the company having many capital leases, we further reduce EBITDA for the difference between the fixed rent recorded and the actual amount paid for rent expense to generate Adjusted EBITDA.

•                  The range of guidance above is due to variance that could occur in the timing of completion of the anticipated Franklin Granite City restaurant opening and additional restaurant enhancements.

Second Quarter 2012 Conference Call

The company will host a conference call to discuss its second quarter 2012 financial results on Tuesday, August 7, 2012 at10:00 a.m. Central Time.  The call may be accessed by calling 1-877-591-4956 and referencing code 6740409. A replay of the call will be available for 30 days and may be accessed by calling 1-888-203-1112 and entering replay code 6740409.

About Granite City

Granite City Food & Brewery Ltd. develops and operates two casual dining concepts:  Granite City Food & Brewery and Cadillac Ranch All American Bar & Grill.  Granite City Food & Brewery is a polished casual American restaurant that features a great dining experience with affordable, high-quality menu items prepared from made-from-scratch recipes, served in generous portions.  There is a brewery onsite, serving hand-crafted and micro brews.  Granite City opened its first restaurant in 1999 and is expanding nationwide; there are currently 27 Granite City restaurants in 13 states.  Cadillac Ranch restaurants feature freshly prepared, authentic, All-American cuisine in a fun, dynamic environment.  Its patrons enjoy a warm, Rock N’ Roll inspired atmosphere, with plenty of room for friends, music and dancing.  The Cadillac Ranch menu is diverse with offerings ranging from homemade meatloaf to pasta dishes, all freshly prepared using quality ingredients.  The Company purchased its first Cadillac Ranch in November 2011 and has since purchased five additional Cadillac Ranch restaurants along with its intellectual property.  The Company currently operates six Cadillac Ranch restaurants in five states.  Additional information about Granite City Food & Brewery can be found at www.gcfb.com.

Forward-Looking Statements and Non-GAAP Financial Measurements

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2012.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO, company-wide EBITDA and adjusted EBITDA.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating loss with the add-back of depreciation and amortization, net loss on disposal of assets and exit or disposal costs. We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  As compared to the nearest GAAP measurement for our company, adjusted EBITDA represents operating loss with the add-back of interest expense, pre-opening expenses, acquisition costs, depreciation and amortization, gain on disposal of assets, exit or disposal costs, non-cash share-based compensation and any provision for income taxes, and further adjusts for the difference between the amount of fixed rent recorded on the statements of operations and the actual amount paid for rent expense.  We use adjusted EBITDA as a way to measure our overall internal operational performance without restaurant openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO, company-wide EBITDA and adjusted EBITDA for the second quarter and first half of 2012 and 2011 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that we have operated for more than 18 months, and our new restaurants which are those restaurants that we have operated for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Robert J. Doran	James G. Gilbertson

	Chief Executive Officer	Chief Financial Officer

	(952) 697-2393	(952) 215-0676

Granite City Food & Brewery Ltd.

Condensed Consolidated Statements of Operations

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 26,	June 28,	June 26,	June 28,
	2012	2011	2012	2011

Restaurant revenue	$30,367,622	$24,033,415	$58,937,622	$47,127,047

Cost of sales:
Food, beverage and retail	8,293,977	6,620,449	15,915,630	12,795,505
Labor	10,070,410	8,123,687	19,447,843	16,179,732
Direct restaurant operating	4,362,374	3,475,047	8,590,992	6,826,606
Occupancy	2,407,698	1,897,037	4,778,200	3,392,431
Total cost of sales	25,134,459	20,116,220	48,732,665	39,194,274

Pre-opening	514,342	—	748,831	—
General and administrative	2,362,852	1,937,442	4,891,546	3,751,048
Acquisition costs	120,505	—	485,185	—
Depreciation and amortization	1,804,163	1,542,759	3,573,294	3,067,760
Exit or disposal activities	16,390	16,917	33,275	(174,560)
Loss (gain) on disposal of assets	195,435	11,988	223,313	(70,959)
Operating income	219,476	408,089	249,513	1,359,484

Interest:
Income	9	2,715	32	4,176
Expense	(1,247,569)	(835,769)	(2,488,940)	(1,876,046)
Net interest expense	(1,247,560)	(833,054)	(2,488,908)	(1,871,870)

Net loss	$(1,028,084)	$(424,965)	$(2,239,395)	$(512,386)

Loss per common share, basic	$(0.25)	$(1.20)	$(0.55)	$(1.07)

Weighted average shares outstanding, basic	4,864,987	5,845,711	4,808,648	6,614,291

Selected Balance Sheet Information

	June 26, 2012	December 27, 2011

Cash	10,319,165	2,128,299
Current assets, including cash	13,016,488	4,626,534
Total assets	76,368,659	60,932,417
Current liabilities	14,292,442	13,903,942
Total liabilities	72,904,713	61,769,369
Shareholders’ equity (deficit)	3,463,946	(836,952)

Non-GAAP Reconciliations Q2 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$24,388,303	100%	$5,979,319	100%	$30,367,622	100%

Cost of sales:
Food, beverage and retail	6,654,026	27.3%	1,639,951	27.4%	8,293,977	27.3%
Labor	8,244,964	33.8%	1,825,446	30.5%	10,070,410	33.2%
Direct restaurant operating expenses	3,433,576	14.1%	928,798	15.5%	4,362,374	14.4%
Restaurant-level IBO*	$6,055,737	24.8%	$1,585,124	26.5%	$7,640,861	25.2%

Occupancy					2,407,698	7.9%
Pre-opening					514,342
Acquisition costs					120,505
General and administrative					2,362,852	7.8%

Company-wide EBITDA*					2,235,464	7.4%

Depreciation and amortization					1,804,163
Exit or disposal activities, other					211,825

Operating loss					219,476

Interest:
Income					9
Expense					(1,247,569)
Net interest expense					(1,247,560)

Net loss					$(1,028,084)

Non-GAAP Reconciliations Q2 2012 Adjusted EBITDA

Net loss	$(1,028,084)

Net interest expense	1,247,560
Exit or disposal activities	16,390
Loss (gain) on disposal of assets	195,435
Depreciation and amortization	1,804,163
Pre-opening	514,342
Acquisition costs	120,505
Share-based compensation	65,625
Lease adjustment	(1,012,577)
Adjusted EBITDA*	$1,923,359

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$24,033,415	100%	$—	N/A	$24,033,415	100%

Cost of sales:
Food, beverage and retail	6,620,449	27.5%	—	N/A	6,620,449	27.5%
Labor	8,123,687	33.8%	—	N/A	8,123,687	33.8%
Direct restaurant operating expenses	3,475,047	14.5%	—	N/A	3,475,047	14.5%
Restaurant-level IBO*	$5,814,232	24.2%	$—	N/A	$5,814,232	24.2%

Occupancy					1,897,037	7.9%
Pre-opening					—
Acquisition costs					—
General and administrative					1,937,442	8.1%

Company-wide EBITDA*					1,979,753	8.2%

Depreciation and amortization					1,542,759
Exit or disposal activities, other					28,905

Operating loss					408,089

Interest:
Income					2,715
Expense					(835,769)
Net interest expense					(833,054)

Net loss					$(424,965)

Non-GAAP Reconciliations Q2 2011 Adjusted EBITDA

Net loss	$(424,965)

Net interest expense	833,054
Exit or disposal activities	16,917
Loss (gain) on disposal of assets	11,988
Depreciation and amortization	1,542,759
Pre-opening	—
Acquisition costs	—
Share-based compensation	289,867
Lease adjustment	(1,011,618)
Adjusted EBITDA*	$1,258,002

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 YTD 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$47,917,628	100%	$11,019,994	100%	$58,937,622	100%

Cost of sales:
Food, beverage and retail	12,964,962	27.1%	2,950,668	26.8%	15,915,630	27.0%
Labor	16,380,980	34.2%	3,066,863	27.8%	19,447,843	33.0%
Direct restaurant operating expenses	6,888,088	14.4%	1,702,904	15.5%	8,590,992	14.6%
Restaurant-level IBO*	$11,683,598	24.4%	$3,299,559	29.9%	$14,983,157	25.4%

Occupancy					4,778,200	8.1%
Pre-opening					748,831
Acquisition costs					485,185
General and administrative					4,891,546	8.3%

Company-wide EBITDA*					4,079,395	6.9%

Depreciation and amortization					3,573,294
Exit or disposal activities, other					256,588

Operating loss					249,513

Interest:
Income					32
Expense					(2,488,940)
Net interest expense					(2,488,908)

Net loss					$(2,239,395)

Non-GAAP Reconciliations Q2 YTD 2012 Adjusted EBITDA

Net loss	$(2,239,395)

Net interest expense	2,488,908
Exit or disposal activities	33,275
Loss (gain) on disposal of assets	223,313
Depreciation and amortization	3,573,294
Pre-opening	748,831
Acquisition costs	485,185
Share-based compensation	146,676
Lease adjustment	(1,967,556)
Adjusted EBITDA*	$3,492,531

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 YTD 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$47,127,047	100%	$—	N/A	$47,127,047	100%

Cost of sales:
Food, beverage and retail	12,795,505	27.2%	—	N/A	12,795,505	27.2%
Labor	16,179,732	34.3%	—	N/A	16,179,732	34.3%
Direct restaurant operating expenses	6,826,606	14.5%	—	N/A	6,826,606	14.5%
Restaurant-level IBO*	$11,325,204	24.0%	$—	N/A	$11,325,204	24.0%

Occupancy					3,392,431	7.2%
Pre-opening					—
Acquisition costs					—
General and administrative					3,751,048	8.0%

Company-wide EBITDA*					4,181,725	8.9%

Depreciation and amortization					3,067,760
Exit or disposal activities, other					(245,519)

Operating loss					1,359,484

Interest:
Income					4,176
Expense					(1,876,046)
Net interest expense					(1,871,870)

Net loss					$(512,386)

Non-GAAP Reconciliations Q2 YTD 2011 Adjusted EBITDA

Net loss	$(512,386)

Net interest expense	1,871,870
Exit or disposal activities	(174,560)
Loss (gain) on disposal of assets	(70,959)
Depreciation and amortization	3,067,760
Pre-opening	—
Acquisition costs	—
Share-based compensation	471,537
Lease adjustment	(2,363,706)
Adjusted EBITDA*	$2,289,556

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.